EXHIBIT 2.1


               STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

     This STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "Agreement") is entered into as of this 30th day of June, 2000, by and between Smartdotcom, Inc. a Nevada corporation (hereinafter referred to as "SDC"), and Tel-Voice Communications, Inc., (hereinafter referred to as "TVCI").

                                   WITNESSETH

     WHEREAS, SDC is a Nevada corporation with 5,123,000 shares of common stock issued and outstanding (hereinafter "SDC Shares"); and

     WHEREAS, TVCI is a Nevada corporation with 1,121,000 shares of common stock issued and outstanding; and

     WHEREAS, TVCI desires to acquire the SDC Shares in a transaction intended to qualify as a tax-free "reorganization" as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended ("B Reorganization") and that all the terms and provisions of this Agreement be interpreted, construed and enforced to effectuate this intent; and

     WHEREAS, SDC desires to enter into this transaction in order for SDC shareholders to own a majority of the stock of TVCI and control the operations of TVCI.

     NOW THEREFORE in consideration of the foregoing and the mutual covenants, promises, representations and warranties contained herein, the parties hereto agree as follows:

                                    Article I

                               EXCHANGE OF SHARES

     1.1. Number of Shares. The SDC shareholders agree to transfer to TVCI the SDC Shares in exchange for 4,376,895 shares of TVCI bring the total outstanding shares of TVCI to 5,497,895. A detailed list of shareholders is included in Exhibit A.

     1.2 Exchange of Certificates. Each holder of an outstanding certificate or certificates theretofore representing shares of SDC Shares shall surrender such certificate(s) to TVCI, and shall receive in exchange a certificate or certificates representing the number of full shares of TVCI shares at a conversion rate of .83484189 TVCI shares for each share of SDC. The transfer of SDC Shares by the shareholders shall be effected by the delivery to TVCI at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.


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                                   Article II

                                CHANGE OF CONTROL

     2.1. Control of TVCI. Upon the closing of this transaction all current officers and board of directors of TVCI will resign and the officers of SDC will become the new officers of TVCI and the board of directors of SDC will become the new board of directors of TVCI.


                                   Article III

                     REPRESENTATTONS AND WARRANTIES OF SELLER

     TVCI represents the warrants to SDC as follows:

     3.1. Organization. TVCI is incorporated in the State of Nevada and has the corporate power and authority to carry on business as now being conducted.

     3.2. Capitalization. As of the date hereof, the authorized capital stock of TVCI consists of 75,000,000 shares of capital stock, of which 1,121,000 shares are presently issued and outstanding. All said Stock is validly issued and outstanding, fully paid and nonassessable. As of the Closing Date, there will be no shares of common stock subject to unexpired exercisable options.


     3.3. Financial Statements. TVCI has furnished to SDC financial statements as of March 31, 2000. Said financial statements contain the balance sheet and income statement of TVCI. All of said financial statements, (i) are in accordance with TVCI's books and records, (ii) present fairly and financial position of TVCI as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     3.4. Contracts. Prior to the Closing Date, TVCI will furnish SDC with a true and complete list and description of all contracts by and between TVCI and with others. Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings to be supplied is valid and enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally, and by equitable principles. TVCI is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed in writing at the time of delivery, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of TVCI, contains any contractual requirement with which there is a likelihood TVCI will be unable to comply.

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     3.5.  Registration Rights. No shareholder of TVCI has any demands or "piggy back" registration rights with regards to the outstanding shares or options of TVCI.

     3.6. Authorization. TVCI has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of TVCI.

     3.7. Effect of Agreement. The execution and delivery by TVCI of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of TVCI, or any material agreement or instrument to which TVCI is a party or by which it is bound or is subject; (ii) now will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of TVCI.


                                   Article IV

                      REPRESENTATIONS AND WARRANTIES OF SDC

     SDC represent and warrant to TVCI as follows:

     4.1. Organization. SDC is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     4.2. Capitalization. The authorized capital stock of SDC consists of one class of common stock, 25,000,000 shares authorized, of which 5,123,000 are
outstanding   Shares  are  validly  issued  and  outstanding,   fully  paid  and
nonassessable.   All  of  the  issued  and  outstanding   shares  are  owned  by
Shareholder.

     4.3. Authority. SDC has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors, no proceedings on the part of Shareholder is necessary to authorize this Agreement or the transactions completed hereby. This Agreement constitutes the legal, valid and binding obligation of SDC enforceable in accordance with its terms.

     4.4. Financial Statements. SDC had furnished to TVCI its business plan and current financial statements. Said financial statements contain the balance sheet and income statement of SDC. All of said financial statements, (i) are in accordance with SDC books and records, (ii) present fairly the financial position of SDC as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

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

     4.5. Effect of Agreement. The execution and delivery by SDC of this Agreement and the consummation of the transactions herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute and default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of RAIS, or any material agreement or instrument to which SDC is a party or by which it is bound or is subject; (ii) nor will it give to rise to any interests or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of SDC.



     4.6. Litigation; Claims. SDC is not a party and there are no claims, actions, suits, investigations or proceedings pending, threatened against SDC or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of SDC or the ability of SDC to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgement, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.7. Compliance with Laws and Regulations. SDC has complied with, and is not in violation of any federal, state, local or foreign statute, law, rule or regulation with respect to the conduct of its businesses, which violation might have a material adverse effect on the business, financial condition or earnings of SDC.

     4.8. Finders. SDC is not obligated, absolutely or contingently, to any person for financial advice, a finder's fee, brokerage commission, or other similar payment in connection with the transactions contemplated by this Agreement.

     4.9. Nature of Representations. No representation, warranty or agreement made by SDC in this Agreement and no statement or disclosure furnished by Shareholder in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.


                                    Article V

                              ACCESS TO INFORMATION

     5.1. Access to Information. SDC shall afford representatives of TVCI reasonable access to officers, personnel, and professional representatives of SDC and such of the financial, contractual and corporate records of SDC as shall be reasonably necessary for TVCI's investigations and appraisal of SDC.

     5.2. Effect of Investigations. Any such investigation by TVCI shall not affect any of the representations and warranties hereunder and shall not be conducted in such manner as to interfere unreasonably with the operation of the business of SDC.

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
                                   Article VI

                        CONDITIONS TO OBLIGATIONS OF TVCI

The obligations of TVCI under this Agreement are, at the option of TVCI, subject to the satisfaction, at and prior to the Closing Date, of the following conditions:

     6.1. Fulfillment of Covenants. All the terms, covenants and conditions of this Agreement to be complied with and performed by SDC at or before the Closing Date shall have been duly complied with and performed.


     6.2. Accuracy of Representations and Warranties: Other Documents. All of the representations and warranties made by all parties to this Agreement shall be true as of the Closing Date.

     6.3. No Litigation. There are no action, proceeding, investigation or pending or actual litigation the purpose of which is to enjoin or may be to enjoin the transactions contemplated by this Agreement or which would have the effect, if successful, of imposing a material liability upon TVCI, or any of the officers or directors thereof, because of this consummation of the transactions contemplated by this Agreement.


                                  Article VII

                                     CLOSING

     7.1. Closing Date. The consummation of the exchange shall take place at the offices of TVCI 16133 Ventura Boulevard, Suite 635, Los Angeles, California 91436, on June 30, 2000, or such other time or place as shall be mutually agreed upon by the parties to this Agreement.

     7.2. Actions to be Taken by Parties on the Closing Date. On the Closing Date, each party shall deliver to the other all documents or agreements provided or herein to be-delivered on the Closing Date.


                                   Article VIII

                         INDEMNIFICATION AND ARBITRATION

     8.1. Indemnification. Each of the parties agree to indemnify and hold harmless the other against any and all damages, claims, losses, expenses, obligations and liabilities (including reasonable attorney's fees) resulting from or related to any breach of, or failure by each of the parties to perform any of their representations, warranties, covenants, conditions or agreements in this Agreement or in any schedule, certificate, exhibit or other document furnished, or to be furnished under this Agreement.

     8.2. Claims of Indemnification. Any claim for indemnification pursuant to this Agreement, unless otherwise received by means of direct negotiation among the parties upon reasonable oral notification by the party seeking indemnification to all other parties, shall be made by writing of the nature and amount of the claim to the other.

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                                    Article IX

                               PAYMENT OF EXPENSES

     9. 1. Expenses. Each party shall bear its own expenses.


                                   Article X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     10.1. Survival. All statements contained in any schedules, any exhibit or other instrument delivered by or on behalf of any party or in connection with the transactions contemplated by this Agreement, shall be deemed to be representations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.


                                   Article XI

                                     GENERAL

     11.1. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     11.2. Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any pre- ceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     11.3. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing thereof.

      To:         Smartdotcom, Inc.

                      Jay Budd
                      7373 East Doubletree Ranch Road
                      Suite 200
                      Scottsdale, AZ  85258

                      Tel-Voice Communications, Inc.

                  Alan Schram
                  16133 Ventura Boulevard, Suite 635
                  Encino, California 91436

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


     Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 12.3.

     11.4. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     11.5. Professional Fees. in the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

     11.6. Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     11.7. Time of Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     11.8. Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     11.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.


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

     11.10. Governing Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                                 TVCI

                                         By: /s/ Alan Schram
                                         -----------------------------------
                                             Alan Schram



                                         Smartdotcom, Inc.

                                         By: /s/ Jay Budd
                                         -----------------------------------
                                             Jay Budd

                                    Exhibit A

Budd Family Limited Partnership              3,000,000
Jay Budd                                       400,000
Yoryi Financial Inc.                           400,000
Kevin Pickard                                  233,000
Tom Rough                                      200,000
Dan Simonetti                                  100,000
Hagit Bernstein                                 66,885
Raphi Shram                                     66,885
Naomi Shram                                     65,213
Ervin Clifford and Gloria Vern Hall             60,000
Gary Budd                                       50,000
Scott Morey                                     50,000
Vern Dunn                                       50,000
Ray Breland                                     50,000
Elizabeth C. Stone                              40,000
John A. Simonetti                               40,000
Bruce Whitbeck                                  40,000
Genesis Diversified Investments, Inc.           40,000
Dr. Robert Russo                                40,000
Clifford & Florence Lamay                       30,000
Richard Chaet                                   30,000
Robert Bruce Beverly                            25,000
Shelley Dunn                                    25,000
Benjamin Kramer                                 20,000
Victor Cook                                     20,000
Kimberly Cook                                   20,000
Charlie Husti                                   20,000
Gary Andrew Tarr                                20,000
Jerry Lamay                                     20,000
Ronald Nagel                                    20,000
Michael Weinberg                                20,000
Frederick Manlunas                              18,394
Anna Marie Manlunas                             18,394
Eyal Shrem                                      18,394
Maya Rubin                                      18,394
Darren Stanley                                  10,000
Michael Levitan                                 10,000
Leo Laser                                       10,000
Bob Godbout                                     10,000
Eileen Lee                                       8,361
Robert Lee                                       8,361
Sherwin Escanuela                                8,361
Samuel Utomo                                     8,361
Asuncion Utomo                                   8,361
Rachel Littaua                                   8,361
Emmanuel Corpus                                  8,361
Paul Hain                                        8,361

Rose Zulueta                                     8,361
Raul Zulueta                                     8,361
Lauro Reyes                                      8,361
Elizabeth Reyes                                  8,361
Paul Chaet                                       8,000
Ronald Herrick                                   4,000
Leon Sylvester                                   4,000
Vilma Whitehurst                                 4,000
Philip Pangilinan                                  334
Severino Oliva                                     334
Ira Rimer                                          334
William Nance                                      334
Amnon Even                                         334
Ronald Brown                                       334
                                             ---------
                                             5,497,895
                                             =========






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